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                                                                   Exhibit 10.12

                                 LOAN AGREEMENT

                                 by and between

                HENRY BIRKS & SONS INC./HENRY BIRKS ET FILS INC.

                                       and

                            REGALUXE INVESTMENT SARL

                          Dated as of February 16, 2004

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                                 LOAN AGREEMENT

Entered into in the City of Montreal, Province of Quebec, this 16th day of February, 2004:

BY AND BETWEEN:     HENRY BIRKS & SONS INC./HENRY BIRKS ET FILS INC., a
                    corporation existing under the Canada Business Corporations
                    Act and having its head office at 1240 Phillips Square, Montreal, Quebec, H3B 3H4 (the "BORROWER");

AND: REGALUXE INVESTMENT SARL, a corporation existing under the laws of Luxembourg and having a place of business at 25A Boulevard Royal, Luxembourg 2449 (the "LENDER").

                                    ARTICLE I
                                 INTERPRETATION

1.1.  Definitions

      In this Agreement, unless something in the subject matter or context is inconsistent therewith:

      "AGREEMENT" means this Agreement, as it may hereafter be amended, supplemented, modified, renewed, replaced or restated from time to time.

      "BORROWER" means Henry Birks & Sons Inc./Henry Birks et Fils Inc., its successors and assigns, including any person resulting from the amalgamation of Henry Birks & Sons Inc./Henry Birks et Fils Inc. with any other person.

      "BUSINESS DAY" means any day, excluding Saturday, Sunday and any other day which, in the City of Montreal, Province of Quebec, is either a legal holiday or a day on which the banks are not open to the public.

      "DEFAULT" means an event or condition the occurrence of which is an Event of Default or would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      "EVENT OF DEFAULT" means any one of the events described in Section 7.1.

      "EXCLUDED TAXES" means any tax on the overall net income of the Lender (including any branch profits tax or any similar tax on net income from carrying on business in a particular jurisdiction) and any capital or franchise tax payable by the Lender.

      "GOVERNMENTAL AUTHORITY" means, with respect to any person, any government or governmental body having authority over such person, including any regional, municipal, local or other political subdivision thereof and any agency, department, commission, board, bureau or instrumentality thereof and any other person exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to any such Governmental Authority.

      "INTEREST RATE" means (i) an annual rate of eight percent (8%) for the first six-month period during which any Principal Amount is outstanding hereunder, (ii) an annual rate of ten percent (10%) for the second six-month period during which any Principal Amount is outstanding hereunder, (iii) an annual rate of twelve percent (12%) for the third six-month period during which any Principal Amount is outstanding hereunder,

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      and (iv) an annual rate of fourteen percent (14%) for all periods thereafter in which any Principal Amount is outstanding hereunder. For Taxes refer to Section 5.4 below.

      "ITA" means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended, supplemented or re-enacted from time to time.

      "LENDER" means Regaluxe Investment SARL, its successors and assigns, including any person resulting from the amalgamation of the Lender with any other person.

      "LOAN" means a term loan in the principal amount of two million five hundred thousand dollars and zero cents ($2,500,000).

      "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, government or governmental agency, authority or entity however designated or constituted.

      "PRINCIPAL AMOUNT" means the outstanding principal balance from time to time of the Loan.

      "SECURITY" means all hypothecs or security interests from time to time granted to or in favour of the Lender as security for the performance of any and all obligations of the Borrower under this Agreement including, without limitation, the hypothec to be granted by the Borrower pursuant to
      Section 6.1.

      "TAX" includes any and "TAXES" includes all, present and future, taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalty, interest and other payments on or in respect thereof, imposed, assessed, levied or collected under the laws of any country or any political subdivision thereof or by any governmental agency or body or taxing authority thereof, but does not include Excluded Taxes.

      "WRITTEN" or "IN WRITING" shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including facsimile, telecopier or telegraph.

1.2.  References

      All references to Sections, Articles are to Sections and Articles of this Agreement. The words "HERETO", "HEREIN", "HEREOF", "HEREUNDER", "THIS AGREEMENT" and similar expressions mean and refer to this Agreement as amended from time to time.

1.3.  Singular and Plural

      In this Agreement where the context so admits words importing the singular include the plural and vice-versa.

1.4.  Currency

      Except as otherwise expressly stated, all dollar amounts expressed herein are expressed as being of lawful money of Canada and any amounts payable hereunder shall be paid in lawful money of Canada.

1.5.  Binding on Successors, etc.

      This Agreement and everything herein contained shall extend to and bind and enure to the benefit of the respective successors and permitted assigns of each and every of the parties hereto and the provisions hereof shall be read with all grammatical changes thereby rendered necessary.